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CUSIP No.   45814T107              13G                        Page 7 of 8 Pages
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                           EXHIBIT 1 TO SCHEDULE 13G


                                June 19, 1997



     MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


       MORGAN STANLEY ASSET MANAGEMENT LIMITED

   BY: /s/ PETER A. NADOSY
       ------------------------------------------------------------------------
       Peter A. Nadosy/Director Morgan Stanley Asset Management Limited




       MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

   BY: /s/ Bruce Bromberg
       ------------------------------------------------------------------------
       Bruce Bromberg/Morgan Stanley & Co. Incorporated